Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-287587 on Form S-3 and Registration Statement No. 333-284041 on Form S-8 of our report dated March 11, 2026, relating to the financial statements of Exodus Movement, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Omaha, Nebraska
March 11, 2026